Exhibit 23.2

Consent of Independent Auditor

Ranger Energy Services, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2017, relating to the financial statements of Bayou Workover Services which appear in the Registration Statement on Form S-1 of Ranger Energy Services, Inc. (File No. 333-218139), as amended, originally filed on May 22, 2017.

We also consent to the reference to us under the caption “Experts” in the prospectus incorporated by reference in this Registration Statement.

/s/ BDO USA, LLP

Houston, Texas

August 17, 2017